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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated April 17, 2000, except for the first and second paragraphs of Note 14, as to which the date is May 17, 2000 and the third paragraph of Note 14, as to which the date is August 4, 2000, in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-53280) and the related Prospectus of The Medicines Company.



                                        /s/ Ernst & Young LLP


Boston, Massachusetts
January 25, 2001